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Exhibit 32.2

WRITTEN STATEMENT OF JEFFERY M. JACKSON

        On this day, Sabre Holdings Corporation (the "Company") filed with the Securities and Exchange Commission a Quarterly Report on Form 10-Q for the period ending June 30, 2003 (the "Report").

This written statement accompanied the Report.

        I, Jeffery M. Jackson, the Chief Financial Officer of the Company, hereby certify that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ JEFFERY M. JACKSON Jeffery M. Jackson Executive Vice President and Chief Financial Officer August 14, 2003

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  Exhibit 32.2
WRITTEN STATEMENT OF JEFFERY M. JACKSON